Exhibit 99.1

          I, M. Peter Thomas, Chief Executive Officer of Superconductor Technologies Inc., certify that:

          1.     The Form 10-K Report of Superconductor Technologies Inc. for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Form 10-K Report of Superconductor Technologies Inc. for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: March 31, 2003	/s/ M. Peter Thomas

M. Peter Thomas